Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Registration Nos. 333-104748, 333-13200, 333-12642, 333-121431, 333-121760) of Amarin Corporation plc of our report dated 30 March 2006 relating to the financial statements of Amarin Corporation plc which appears in this Form 20-F. We also consent to the references to us under the heading “Experts” in such Registration Statements.

PricewaterhouseCoopers LLP

Cambridge, England
March 30, 2006